UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2024  (January 22, 2024)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300
THE WOODLANDS, Texas 77381
(Address of principal executive offices, including zip code)

(832) 709-2563
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
THCommon stock, par value $0.0001 per share	TH	NASDAQ
Warrants to purchase common stock	THWWW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Eric T. Kalamaras

On January 22, 2024, Target Hospitality Corp. (the “Company”) and Eric T. Kalamaras, the Chief Financial Officer of the Company, mutually agreed that Mr. Kalamaras would depart effective as of January 22, 2024, as Mr. Kalamaras has decided to pursue other interests. The Company expects to approve terms in connection with Mr. Kalamaras’s departure from the Company at a later date, and will disclose such terms by an amendment to this Form 8-K. Mr. Kalamaras’ departure is not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s accounting, financials, strategy, management, operations, policies, regulatory matters or financial practices.

Promotion of Jason Vlacich and Troy Schrenk

On January 22, 2024, the Board of Directors of the Company (the “Board”) promoted Jason Vlacich, the Chief Accounting Officer of the Company, to the role of Chief Financial Officer and Chief Accounting Officer, effective as of January 23, 2024 (the “Effective Date”). In connection therewith, the Company expects to enter into an amendment to Mr. Vlacich’s existing employment agreement (the “Vlacich Amendment”) providing, among other things, that Mr. Vlacich’s annual Base Salary (as defined in his Mr. Vlacich’s current employment agreement) be increased to $410,000, with a Target Bonus (as defined in his Mr. Vlacich’s current employment agreement) percentage of eighty five percent (85%), an overall Annual Award (as defined in his Mr. Vlacich’s current employment agreement) amount equal to $450,000, and a one-time grant of restricted stock units with a value equal to $150,000.

On January 22, 2024, the Board promoted Troy Schrenk, Chief Commercial Officer of the Company, to the role of Senior Executive Vice President Operations and Chief Commercial Officer, effective as of the Effective Date. In connection therewith, the Company expects to enter into an amendment to Mr. Schrenk’s existing employment agreement (the “Schrenk Amendment”) providing, among other things, that Mr. Schrenk’s annual Base Salary (as defined in Mr. Schrenk’s current employment agreement) to $400,000 and an overall Annual Award (as defined in Mr. Schrenk’s current employment agreement) amount equal to $550,000.

The Company expects to approve the exact terms of the Vlacich Amendment and the Schrenk Amendment at a later date, and will disclose the full text of the Vlacich Amendment and the Schrenk Amendment by an amendment to this Form 8-K.

Item 8.01	Other Events

On January 23, 2024, the Company issued a press release announcing the departure of Mr. Kalamaras and the promotions of Messrs. Vlacich and Schrenk, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated January 23, 2024

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: January 23, 2024		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary

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